UNDERWRITING AGREEMENT

                                     BETWEEN

                             PURE CYCLE CORPORATION

                                       AND

                              FLAGSTONE SECURITIES




                              DATED:  JUNE __, 2004

                             PURE CYCLE CORPORATION

                        3,205,367 SHARES OF COMMON STOCK


                             UNDERWRITING AGREEMENT


                                                              New York, New York
                                                                   June __, 2004

Flagstone Securities
347 West 57th Street
34th Floor
New York, New York  10019

Gentlemen:

          Pure Cycle Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), and those certain selling stockholders set forth on Schedule II attached hereto (the "Selling Stockholders"), propose, subject to the terms and conditions stated herein, to issue and sell to Flagstone Securities (being referred to herein variously as "you", "Flagstone" or the "Representative" and, with the other underwriters named in Schedule I hereto, the "Underwriters") an aggregate of 3,205,367 shares (the "Firm Shares") of the Company's common stock, par value 1/3 of $0.01 per share (the "Common Stock"). For the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, the Company proposes to issue and sell up to an additional 480,805 shares (the "Option Shares") of Common Stock. Of the Firm Shares, 700,000 are being offered by the Company and 2,505,367 are being offered by the Selling Stockholders. The Firm Shares and any Option Shares purchased by the Underwriters are referred to herein collectively as the "Shares." The Shares are more fully described in the Registration Statement referred to below.

     1.   Purchase and Sale of Securities.
          -------------------------------

          1.1  Firm Securities.
               ---------------

               1.1.1     Purchase of Firm Securities.  On the basis of the
                         ---------------------------
representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company agrees to issue and sell, severally and not jointly, to the several Underwriters, an aggregate of 700,000 Firm Shares and (ii) the Selling Stockholders, severally and not jointly, agree to sell to the several Underwriters an aggregate of 2,505,367 Firm Shares, each Selling Stockholder selling the number of Firm Shares set forth opposite such Selling Stockholder's name on Schedule II hereto. On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Underwriters, severally and not jointly, agree to purchase from the Company and the Selling Stockholders, at a purchase price (net of commissions of 6.625%) of $_____ per share, the number of Firm Shares set forth opposite their respective names on Schedule I attached hereto and made a part hereof plus any additional number of Shares that the Underwriters may become obligated to purchase pursuant to the provisions of Section 7 hereof.

               1.1.2     Delivery and Payment.  Delivery and payment for the
                         --------------------
Firm Shares shall be made at 10:00 A.M., New York time, on or before the third business day (unless postponed in accordance with the provisions of Section 7 hereof) following the date that the Firm Shares commence trading, or at such other time as shall be agreed upon by the Representative and the Company, at the offices of counsel to the Underwriters or at such other place as shall be agreed upon by the Representative and the Company. The hour and date of delivery and payment for the Firm Shares are called the "Closing Date." As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City. Payment for the Firm Shares shall be made on the Closing Date at the Representative's election by wire transfer or by certified or bank cashier's checks in New York Clearing House funds, payable to the order of the Company and each of the Selling Stockholders (or the Custodian named in the Custody Agreement on behalf of the Selling Stockholders) upon delivery to the Representative of a certificate of the Company's transfer agent stating that the Firm Shares have been registered in book entry form in such name or names and such denominations as are requested by the Representative.
The Company and the Selling Stockholders shall not be obligated to sell or deliver the Firm Shares except upon tender of payment by the Representative for all the Firm Shares. Each Selling Stockholder hereby agrees that (i) it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Shares to be sold by such Selling Stockholder to the several Underwriters, or otherwise in connection with the performance of such Selling Stockholder's obligations hereunder and (ii) the Custodian is authorized to deduct for such payment any such amounts from the proceeds to such Selling Stockholder hereunder and to hold such amounts for the account of such Selling Stockholder with the Custodian under the Custody Agreement.

          1.2  Over-Allotment Option.
               ---------------------

               1.2.1     Option Shares.  For the purposes of covering any
                         -------------
over-allotments in connection with the distribution and sale of the Firm Shares, the Company hereby grants to the Underwriters, severally and not jointly, an option to purchase up to 480,805 Option Shares from the Company ("Over-allotment Option"). The purchase price to be paid for the Option Shares will be the same price per Option Share as the price per Firm Share set forth in Section 1.1.1 hereof.

               1.2.2     Exercise of Option.  The Over-allotment Option granted
                         ------------------
pursuant to Section 1.2.1 hereof may be exercised by the Representative on behalf of the Underwriters as to all or any part of the Option Shares at any time (but not more than once) within thirty (30) days after the effective date ("Effective Date") of the Registration Statement (as hereinafter defined). The Underwriters will not be under any obligation to purchase any Option Shares prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed within twenty-four (24) hours by a letter or facsimile setting forth the number of Option Shares to be purchased, the date and time for delivery of and payment for the Option Shares and stating that the Option Shares referred to therein are to be used for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Shares. If such notice is given at least two full business days prior to the Closing Date, the date set forth therein for such delivery and payment will be the Closing Date. If such notice is given thereafter, the date set forth therein for such delivery and payment will not be earlier than three full business days after the date of the notice, unless the Representative and the Company agree upon an earlier or later date. If such delivery and payment for the Option Shares does not occur on the Closing Date, the date and time of the closing for such Option Shares will be as set forth in the notice (hereinafter the "Option Closing Date"). Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Shares specified in such notice. The number of Option Shares to be sold to each Underwriter shall be the number that bears the same ratio to the aggregate number of Option Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule I hereto (or such number increased as set forth in Section 7 hereof) bears to the total number of Firm Shares set forth on Schedule I hereto, subject, however, to such adjustments to eliminate any fractional shares as you in your sole discretion shall make.

               1.2.3     Payment and Delivery.  Payment for the Option Shares
                         --------------------
will be made at the Representative's election by wire transfer or by certified or bank cashier's check(s) in New York Clearing House funds, payable to the order of the Company at the offices of the Representative or at such other place as shall be agreed upon by the Representative and the Company upon delivery to the Representative of a certificate of the Company's transfer agent stating that the Option Shares have been registered in book entry form in such name or names and in such denominations as are requested by the Representative.

     2.   Representations and Warranties of the Company.  The Company represents
          ---------------------------------------------
and warrants to the Underwriters as follows:


          2.1  Filing of Registration Statement.  The Company has filed with the
               --------------------------------
Securities and Exchange Commission ("Commission") a registration statement and an amendment or amendments thereto, on Form SB-2 (No. 333-114568), including any related preliminary prospectus ("Preliminary Prospectus"), for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"), which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the rules and regulations (the "Regulations") of the Commission under the Act. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such time pursuant to paragraph
(b) of Rule 430A of the Regulations), is hereinafter called the "Registration Statement," and the form of the final prospectus dated the Effective Date or such later date as may be determined by the Representative (or, if applicable, the form of final prospectus filed with the Commission pursuant to Rule 424 of the Regulations), is hereinafter called the

"Prospectus." The Registration Statement has been declared effective by the Commission on the date hereof.

          2.2  No Stop Orders, Etc.  No stop order suspending the effectiveness
               -------------------
of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated. No state regulatory authority has issued any order preventing or suspending the offering or sale of the Shares in such jurisdiction, or, to the best knowledge of the Company, threatened to institute any proceedings with respect to such order.

          2.3  Disclosures in Registration Statement.
               -------------------------------------

               2.3.1     Securities Act Representation.  At the time the
                         -----------------------------
Registration Statement became effective and at all times subsequent thereto up to and including the Closing Date and the Option Closing Date, if any, the Registration Statement and the Prospectus and any amendment or supplement thereto complied and will comply in all material respects with the applicable requirements of the Act and the Regulations; neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, during such time period and on such dates, contained or will contain any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 2.3.1 does not apply to statements made or statements omitted in reliance upon and in conformity with information herein or otherwise furnished in writing by (i) the Selling Stockholders or (ii) the Representative on behalf of the Underwriters, expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto.

               2.3.2     Disclosure of Contracts.  The description in the
                         -----------------------
Registration Statement and the Prospectus of contracts and other documents is accurate in all material respects and presents fairly the information required to be disclosed and there are no contracts or other documents required to be described in the Registration Statement or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement that have not been so described or filed. Each contract or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and that is (i) referred to in the Prospectus, or
(ii) required to be filed as an exhibit to the Registration Statement by the Act or the Regulations, has been duly and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company's knowledge, the other parties thereto in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such contracts or instruments has been assigned by the Company, and neither the Company nor, to the Company's knowledge, any other party, is in default thereunder and, to the Company's knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. The performance of such contracts or instruments in accordance with their terms has not resulted, and will not result, in a violation by the Company of any existing applicable law, rule or regulation or any judgment, order or decree of any governmental agency or court applicable to the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

               2.3.3     Prior Securities Transactions.  No securities of the
                         -----------------------------
Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company within the three years prior to the date hereof, except as disclosed in the Registration Statement.

          2.4  Changes After Dates in Registration Statement.
               ---------------------------------------------

               2.4.1     No Material Adverse Change.  Since the respective dates
                         --------------------------
as of which information is given in the Registration Statement and the Prospectus, except as otherwise specifically stated therein, (i) there has been no material adverse change in the capital stock of the Company or the long-term indebtedness of the Company, (ii) there has been no material adverse change in the condition, financial or otherwise, or in the results of operations, business or business prospects of the Company, including, but not limited to, a material loss or interference with its business from fire, storm, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, whether or not arising in the ordinary course of business, and (iii) there have been no transactions entered into by the Company, other than those in the ordinary course of business, that are material with respect to the condition, financial or otherwise, or to the results of operations, business or business prospects of the Company.

               2.4.2     Recent Securities Transactions, Etc.  Since the
                         -----------------------------------
respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

          2.5  Independent Accountants.  KPMG LLP ("KPMG"), whose report is
               -----------------------
filed with the Commission as part of the Registration Statement, are independent accountants as required by the Act and the Regulations and are registered and in good standing with the Public Company Accounting Oversight Board ("PCAOB").
KPMG has not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act").

          2.6  Financial Statements.  The financial statements, including the
               --------------------
notes thereto, included in the Registration Statement and Prospectus, present fairly the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved. The selected financial data and the summary financial data included in the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Registration Statement. The "as adjusted" column in the sections of the Prospectus captioned "Prospectus Summary - Summary Financial Data" and "Capitalization" reflect accurately the adjustments referred to in the text of such sections. The historical financial data set forth in the Prospectus under the captions "Prospectus Summary--Summary Financial Data," "Capitalization" and "Selected Financial Data" fairly present in all material respects the information set forth therein and have been compiled on a basis consistent with that of the audited financial statements contained in the Registration Statement. The Registration Statement discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company's financial condition, results of operations, liquidity, capital resources or significant components of revenues or expenses.


          2.7  Authorized Capital; Options; Etc.  The Company had at the date or
               --------------------------------
dates indicated in the Prospectus duly authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus as adjusted to reflect the reverse stock split effective on April 26, 2004. Based on the assumptions and adjustments stated in the Registration Statement and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in the Registration Statement and the Prospectus, on the Effective Date and on the Closing Date there will be no outstanding or authorized subscriptions, options, warrants or other rights to purchase or otherwise acquire, or preemptive rights with respect to the issuance or sale of, any Common Stock of the Company, including any obligations to issue any shares pursuant to anti-dilution provisions, or any security convertible into Common Stock, or any contracts or commitments to issue or sell Common Stock or any such options, warrants, rights or convertible securities.

          2.8  Valid Issuance of Securities; Etc.
               ---------------------------------

               2.8.1     Outstanding Securities.  All issued and outstanding
                         ----------------------
securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The outstanding options and warrants to purchase Common Stock constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The authorized Common Stock and preferred stock and outstanding options and warrants to purchase Common Stock conform to all statements relating thereto contained in the Registration Statement and the Prospectus. The offers and sales by the Company of the outstanding Common Stock, preferred stock, options and warrants to purchase Common Stock, and securities convertible into Common Stock, were at all relevant times registered under the Act and registered or qualified under the applicable state securities or Blue Sky laws or exempt from such registration or qualification requirements.

               2.8.2     Shares Sold Pursuant to this Agreement.  The Shares
                         --------------------------------------
have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Shares are not and will not be subject to or issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Shares has been duly and validly taken.

          2.9  Registration and Anti-Dilution Rights of Third Parties.  Except
               ------------------------------------------------------
as described in the Prospectus, no holders of any securities of the Company or of any options or warrants of the Company or other rights exercisable for or convertible or exchangeable into securities of the Company (i) have any right to require the Company to register any such securities of the Company under the Act, or (ii) have rights to have the exercise or conversion prices of their securities lowered and/or the number of securities that they may purchase increased as a result of the issuance by the Company of securities for a price less than such exercise or conversion price.

          2.10 Validity and Binding Effect of Agreement.  This Agreement has
               ----------------------------------------
been duly and validly authorized by the Company and duly and validly executed by the Company and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          2.11 No Conflicts, Etc.  The execution, delivery, and performance by
               -----------------
the Company of this Agreement, the consummation by the Company of the transactions herein contemplated and the compliance by the Company with the terms hereof do not and will not, with or without the giving of notice or the lapse of time or both, (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject; (ii) result in any violation of the provisions of the certificate of incorporation or the by-laws of the Company; (iii) violate any existing applicable law, rule or regulation or any judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses; or (iv) have a material adverse effect on any permit, license, certificate, registration, approval, consent, license or franchise of or concerning the Company.

          2.12 No Defaults; Violations.  Except as described in the Prospectus,
               -----------------------
no default exists in the due performance and observance of any term, covenant or condition of any license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject, which default would have a material adverse effect on the condition, financial or otherwise, results of operations, or prospects of the Company (a "Material Adverse Effect"). The Company is not in violation of any term or provision of its certificate of incorporation or by-laws or in violation of any authorization, approval, franchise, license, permit, certificate, applicable federal, state and local law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses, which violation would have a Material Adverse Effect.

          2.13 Corporate Power; Licenses; Consents.
               -----------------------------------

               2.13.1    Conduct of Business.  The Company has all requisite
                         -------------------
corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies to own or lease its properties and conduct its business as described in the Prospectus to the extent required at the date of the Prospectus. The disclosures in the Registration Statement concerning the effects of federal, state and local regulation on the Company's business as currently contemplated are correct and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               2.13.2    Transactions Contemplated Herein.  The Company has all
                         --------------------------------
corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, approval, authorization or order of, and no filing with, any court, government agency or other body is required for the valid authorization, issuance, sale and delivery of the Shares and the consummation of the transactions and agreements contemplated by this Agreement and the Prospectus, except with respect to applicable federal and state securities laws and the rules of the NASD (as defined below) and NASDAQ (as defined below).

          2.14 Title to Property; Insurance.  Except as disclosed in the
               ----------------------------
Prospectus, the Company has valid and defensible title to, or valid and enforceable leasehold estates in, all items of real and personal property (tangible and intangible) owned or leased by it, free and clear of all liens, encumbrances, claims, security interests, defects and restrictions of any nature whatsoever, other than those referred to in the Prospectus (including in the exhibits thereto and financial statements and notes thereto), purchase money security interests, and liens for taxes not yet due and payable. The Company has adequately insured its properties (other than its water rights) against loss or damage by fire, theft, damage, destruction, acts of vandalism or terrorism or other casualty and maintains, in adequate amounts, such other insurance as is usually maintained by companies engaged in the same or similar business. The Company has no reason to believe that it will not be able to renew its existing insurance coverage from similar insurers as may be necessary to continue in its business.

          2.15 Litigation; Governmental Proceedings.  Except as set forth in the
               ------------------------------------
Prospectus, there is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company's knowledge, threatened against, or involving the properties or business of, the Company that might have a Material Adverse Effect or that questions the validity of the capital stock of the Company or this Agreement or of any action taken or to be taken by the Company pursuant to, or in connection with, this Agreement. There are no outstanding orders, judgments or decrees of any court, governmental agency or other tribunal, domestic or foreign, naming the Company and enjoining the Company from taking, or requiring the Company to take, any action, or to which the Company, its properties or business is bound or subject.

          2.16 Good Standing.  The Company has been duly organized and is
               -------------
validly existing as a corporation and is in good standing under the laws of the state of its incorporation. The Company is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which ownership or leasing of any properties or the character of its operations requires such qualification or licensing, except where the failure to qualify would not have a material adverse effect on the financial position, prospects or value or the operation of the properties or the business of the Company.


          2.17 Taxes.  The Company has filed all returns (as hereinafter
               -----
defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. The Company has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. No issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company, and no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company. The term "taxes" mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term "returns" means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

          2.18 Transactions Affecting Disclosure to NASD.
               -----------------------------------------

               2.18.1    Finder's Fees.  There are no claims, payments,
                         -------------
issuances, arrangements or understandings for services in the nature of a finder's, consulting or origination fee with respect to the introduction of the Company to the Representative or any of the Underwriters or the sale of the Shares hereunder. Except for the arrangements, agreements, understandings, payments and issuances between the Company and the Representative that are described in the "Underwriting" section of the Prospectus, there are no arrangements, agreements, understandings, payments or issuances pursuant to which the Company will make a payment (i) to any member of the National Association of Securities Dealers, Inc. ("NASD") or (ii) to any person or entity that, to the knowledge of the Company, has any direct or indirect affiliation or association with any NASD member, except for payments to George Middlemas in his capacity as a director.

               2.18.2    Payments Within 12 Months.  Other than payments to the
                         -------------------------
Representative, within the 12-month period prior to the date on which the Registration Statement was filed with the Commission ("Filing Date") or thereafter, the Company has not made or became obligated to make any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder's fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) to the knowledge of the Company, any NASD member or any person or entity that has any direct or indirect affiliation or association with any NASD member, except for payments to George Middlemas in his capacity as a director.

               2.18.3    Use of Proceeds.  Except for debt repayment to Gregory
                         ---------------
M. Morey and entities affiliated with First Analysis Corporation, none of the net proceeds of the offering will be paid by the Company to any participating NASD member or any affiliate or associate of any participating NASD member. In addition, the Company may utilize proceeds of the offering to offer to purchase contract rights under the Commercialization Agreement, and to the knowledge of the Company, the following parties to the Commercialization Agreement may be, or may be affiliated with, a participating NASD member: Gregory M. Morey, Warwick Partners, L.P., Apex Investment Fund II, L.P., Environmental Venture Fund L.P., currently named Environmental Venture Fund Liquidating Trust, Environmental Private Equity Fund II, L.P. and The Productivity Fund II, L.P.

               2.18.4    Insiders' NASD Affiliation.  Except as set forth in the
                         --------------------------
Prospectus no officer or director of the Company or, to the knowledge of the Company, owner of at least 5% of the Company's outstanding Common Shares, has any direct or indirect affiliation or association with any NASD member. The Company will advise the Underwriters and the NASD if it learns that any other officer, director or owner of at least 5% of the Company's outstanding Common Shares is or becomes an affiliate or associated person of an NASD member participating in the offering.

          2.19    Foreign Corrupt Practices Act.  Neither the Company nor any of
                  -----------------------------
its officers, directors, employees, agents or any other person acting on their behalf has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Prospectus or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

          2.20 NASDAQ Eligibility.  As of the Effective Date, the Shares have
               ------------------
been approved for listing on the NASDAQ SmallCap Market ("NASDAQ"). The Company is presently in compliance with Rule 4350 of the NASDAQ Marketplace Rules and will continue to comply with such Rule.

          2.21 Intangibles.  The Company owns or possesses the requisite
               -----------
licenses or rights to use all trademarks, service marks, service names, trade names, patents and patent applications, copyrights and other rights (collectively, "Intangibles") described as being licensed to or owned by it in the Registration Statement or used by the Company in its business or relating to products or services sold or currently proposed to be sold by the Company. The Company has no Intangibles that are currently registered in the United States Patent and Trademark Office . There is no claim or action by any person pertaining to, or proceeding pending or, to the Company's knowledge, threatened relating to, and the Company has not received any notice of conflict with the asserted rights of others that challenges the exclusive right of the Company with respect to, any Intangibles used in the conduct of the Company's business. To the Company's knowledge, after due inquiry, the Intangibles and the Company's current products, services and processes do not infringe on any Intangibles held by any third party, and no others have infringed upon the Intangibles of the Company.

          2.22 Relations With Employees.
               ------------------------

               2.22.1    Employee Matters.  The Company has generally enjoyed a
                         ----------------
satisfactory employer-employee relationship with its employees and is in compliance in all material respects with all federal, state and local laws and regulations respecting the employment of its employees and employment practices, terms and conditions of employment and wages and hours relating thereto. There are no pending investigations involving the Company by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state and local laws and regulations. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or, to the Company's knowledge, threatened against or involving the Company or any predecessor entity, and none has ever occurred. No question concerning representation exists respecting the employees of the Company and no collective bargaining agreement or modification thereof is currently being negotiated by the Company. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company, if any.

               2.22.2    Employee Benefit Plans.  The Company neither maintains,
                         ----------------------
sponsors nor contributes to, nor is it required to contribute to, any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan," or a, "multi-employer plan" as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("ERISA Plans"). The Company does not maintain or contribute to, and has at no time maintained or contributed to, a defined benefit plan, as defined in Section 3(35) of ERISA.

          2.23 Officers' Certificate.  Any certificate signed by any duly
               ---------------------
authorized officer of the Company and delivered directly to you or to your counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby and as of the date given.

          2.24 Lock-Up Agreements.  The Company has caused to be duly executed
               ------------------
legally binding and enforceable agreements pursuant to which all of the officers and directors of the Company, Apex Investment Fund II, L.P., Environmental Venture Fund Liquidating Trust, The Productivity Fund II, L.P., and Environmental Private Equity Fund II, L.P. (including their family members and affiliates) (collectively, the "Insiders"), agree not to sell any Common Stock or warrants or options to purchase, or other securities convertible into Common Stock owned by them (either pursuant to Rule 144 of the Regulations or otherwise) for a period of 180 days following the Effective Date ("Lock-up Period").

          2.25 Subsidiaries.  The Company does not own an interest in any
               ------------
corporation, partnership, limited liability company, joint venture, trust or other business entity. The Company has no subsidiaries.

          2.26 Environmental Matters.  The Company is in compliance with all
               ---------------------
environmental, safety or similar laws or regulations applicable to it or its business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants and the disposal of hazardous or toxic substances, wastes, pollutants and contaminants.

          2.27 Product Liability Insurance.  The Company does not maintain
               ---------------------------
product liability insurance.

          2.28 Company Not an Investment Company. The Company has been advised
               ---------------------------------
of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and after receipt of payment for the Shares will not be, an "investment company" within the meaning of the Investment Company Act, and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

          2.29 Related Party Transactions.  There are no business relationships
               --------------------------
or related party transactions involving the Company or any other person required to be described in the Prospectus that have not been described as required.

     3.   Representations and Warranties of the Selling Stockholders.  Each of
          ----------------------------------------------------------
the Selling Stockholders, with respect to itself, represents, warrants and covenants to, and agrees with, each Underwriter and the Company as follows:

          3.1  Validity and Binding Effect of Underwriting Agreement.  This
               -----------------------------------------------------
Agreement has been duly authorized (to the extent due authorization is a relevant concept to such Selling Stockholder), executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          3.2  Custody Agreement and Power of Attorney.  Each of the (1) Custody
               ---------------------------------------
Agreement signed by such Selling Stockholder and ComputerShare Trust Company as custodian (the "Custodian"), relating to the deposit of the Shares to be sold by such Selling Stockholder (the "Custody Agreement") and (2) Power of Attorney appointing certain individuals named therein as such Selling Stockholder's attorneys-in-fact (each, an "Attorney-in-Fact") to the extent set forth therein relating to the transactions contemplated hereby and by the Prospectus (the "Power of Attorney"), of such Selling Stockholder has been duly authorized (to the extent due authorization is a relevant concept to such Selling Stockholder), executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Each Selling Stockholder agrees that the Shares to be sold by such Selling Stockholder on deposit with the Custodian are subject to the interests of the Custodian, that the arrangements made for such custody are irrevocable to the extent set forth in the Custody Agreement, and that the obligations of such Selling Stockholder hereunder and thereunder shall not be terminated, except as provided in this Agreement or in the Custody Agreement, by any act of the Selling Stockholder, by operation of law, by death or incapacity of such Selling Stockholder or by the occurrence of any other event. If such Selling Stockholder should die or become incapacitated, or if any other event should occur, before the delivery of the Shares to be sold by such Selling Stockholder hereunder, the documents evidencing the Shares to be sold by such Selling Stockholder then on deposit with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice thereof and to the extent permitted by law.

          3.3  Shares Sold Pursuant to this Agreement.  Such Selling Stockholder
               --------------------------------------
is the lawful owner of the Shares to be sold by such Selling Stockholder hereunder and has, and on the Closing Date will have, good and valid title to all of the Shares that may be sold by such Selling Stockholder pursuant to this Agreement on such date and the legal right and power, and all authorizations and approvals required by law and, where applicable, under its charter or by-laws, partnership agreement, trust agreement or other organizational documents, to enter into this Agreement and its Custody Agreement and Power of Attorney, to sell, transfer and deliver all of the Shares that may be sold by such Selling Stockholder pursuant to this Agreement and to comply with its other obligations hereunder and thereunder, and upon sale and delivery of, and payment for, such Shares, as provided herein, such Selling Stockholder will convey good and marketable title to such Shares, free and clear of all liens, encumbrances, equities and claims whatsoever, assuming that you are bona fide purchasers.

          3.4  Transactions Contemplated Herein.  No consent, approval,
               --------------------------------
authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may be required under applicable federal and state securities laws and the rules of the NASD or except as have been obtained or may be required, and where applicable, will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of such Selling Stockholder, if applicable, or any agreement, indenture or other instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or property of such Selling Stockholder is bound, or violate or conflict with any law, administrative regulation or ruling or court decree applicable to such Selling Stockholder or property of such Selling Stockholder.

          3.5  Registration Rights.  Such Selling Stockholder does not have any
               -------------------
registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in the Prospectus.

          3.6  Preemptive and Other Rights.  Such Selling Stockholder does not
               ---------------------------
have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company or any of the other Selling Stockholders to the Underwriters pursuant to this Agreement; and such Selling Stockholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those described in the Registration Statement and the Prospectus.

          3.7  Selling Stockholder Information.  All information furnished by or
               -------------------------------
on behalf of such Selling Stockholder in its capacity as a Selling Stockholder in writing expressly for use in the Registration Statement and Prospectus is, and on the Closing Date will be, true, correct, and complete in all material respects, and does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact, in either case relating to such Selling Stockholder, necessary to make such information not misleading.

          3.8  Stabilization.  Such Selling Stockholder has not taken and will
               -------------
not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, and other than as permitted by the Act, such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale or resale of the Shares.

          3.9  NASD.  Neither the Selling Stockholder nor any of the Selling
               ----
Stockholder's affiliates directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, or had any other association with (within the meaning of Article I of the Bylaws of the NASD), any member firm of the NASD, other than as disclosed to the Representative in such Selling Stockholder's NASD questionnaire.

          3.10 Notification of Changes.  At any time when a prospectus relating
               -----------------------
to the Shares is required to be delivered under the Act, if there is any change in the information referred to in this Section 3, such Selling Stockholder will immediately notify you of such change.

          3.11 Organization.  Such Selling Stockholder, where applicable, has
               ------------
been duly organized and is validly existing as a corporation or organization under its jurisdiction of incorporation or organization, as the case may be.

          3.12 Certificates.  Any certificate, including, without limitation,
               ------------
any custody agreement, power of attorney, questionnaire and certificate of a Selling Stockholder (collectively, the "Selling Stockholder Documents) signed by or on behalf of such Selling Stockholder and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

     4.   Covenants of the Company.  The Company covenants and agrees as
          ------------------------
follows:

          4.1  Amendments to Registration Statement.  The Company will deliver
               ------------------------------------
to the Representative, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Representative shall reasonably object.

          4.2  Federal Securities Laws.
               -----------------------

               4.2.1     Compliance.  During the time when a Prospectus is
                         ----------
required to be delivered under the Act, the Company will use all reasonable efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof, and the Prospectus. If at any time when a Prospectus relating to the Shares is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Representative and counsel for the Underwriters promptly and prepare and file with the Commission, subject to Section 4.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

               4.2.2     Filing of Final Prospectus.  The Company will file the
                         --------------------------
Prospectus (in form and substance reasonably satisfactory to the Representative) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

               4.2.3     Exchange Act Registration.  For a period of three years
                         -------------------------
from the Effective Date, the Company will use its best efforts to maintain the registration of the Common Stock under the provisions of Section 12 of the Exchange Act, unless the transaction pursuant to which the Common Stock is deregistered is approved by the Company's stockholders.

          4.3  Blue Sky Filings.  The Company will endeavor in good faith, at or
               ----------------
prior to the time the Registration Statement becomes effective, to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably determine are consistent with the proper distribution of the Shares, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Representative agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

          4.4  Delivery to the Underwriters of Prospectuses.  The Company will
               --------------------------------------------
deliver to each of the several Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, such number of copies of each Preliminary Prospectus and the Prospectus as such Underwriter may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to the Representative two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

          4.5  Events Requiring Notice to the Representative.  The Company will
               ---------------------------------------------
notify the Representative immediately and confirm the notice in writing (i) of the effectiveness of the Registration Statement and any amendment thereto, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose, (iii) if it becomes aware of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus, (v) of the receipt of any comments or request for any additional information from the

Commission, and (vi) of the happening of any event during the period described in Section 4.4 hereof that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

               4.5.1     NASDAQ Maintenance.  For a period of three years from
                         ------------------
the date hereof, the Company will use its commercially reasonable best efforts to maintain the listing by NASDAQ of the Common Stock.

          4.6  Payment of Expenses.
               -------------------

               4.6.1     General Expenses.  The Company hereby agrees to pay on
                         ----------------
the Closing Date and, to the extent not paid on the Closing Date, on the Option Closing Date, all expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement, including but not limited to (i) the preparation, printing, filing, delivery and mailing (including the payment of postage with respect to such mailing) of the Registration Statement and any post-effective amendments thereto, the Prospectus and the Preliminary Prospectuses and the printing and mailing of this Agreement and related documents, including the cost of all copies thereof and any amendments thereof or supplements thereto supplied to the Underwriters in quantities as may be required by the Underwriters, (ii) the printing, engraving, issuance and delivery of the Firm Shares and the Option Shares, including any transfer or other taxes payable thereon, (iii) the qualification of the Shares under state or foreign securities or Blue Sky laws, including the filing fees under such Blue Sky laws, the costs of printing and mailing the "Preliminary Blue Sky Memorandum"and all amendments and supplements thereto, the fees and disbursements of the Company's counsel, and fees and disbursements of local counsel, if any, retained for such purpose, (iv) filing fees incurred in registering the offering with the NASD, (v) costs of placing "tombstone" advertisements in various publications to be selected by the Representative,
(vi) fees and disbursements of the transfer agent, (vii) the Company's expenses associated with "road show" meetings with potential investors arranged by the Representative, (viii) the preparation, velo-binding and delivery of closing documents, in quantity, form and style satisfactory to the Representative and transaction lucite cubes or similar commemorative items in a style and quantity as reasonably requested by the Representative, (ix) listing of the Shares on NASDAQ and (x) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this
Section 4.6.1. Notwithstanding the foregoing, the aggregate amount of costs relating to subsection (v) above and transfer taxes and fees shall not exceed $10,000. The Representative may deduct from the net proceeds of the offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Representative and/or, following notice to the Company, to third parties.

               4.6.2     Non-Accountable Expenses.  In addition to the expenses
                         ------------------------
payable pursuant to Section 4.6.1, on or prior to the date hereof the Company has paid to the

Representative a non-accountable expense allowance equal to $30,000. If the offering contemplated by this Agreement is not consummated for any reason whatsoever then the following provisions shall apply: The Company's liability for payment to the Representative of the non-accountable expense allowance shall be equal to the sum of the Representative's actual out-of-pocket expenses (including, but not limited to, counsel fees, and expenses of the Company associated with "road show" meetings with potential investors advanced by the Representative), up to an aggregate maximum of $30,000. The Representative shall retain such part of the non-accountable expense allowance previously paid as shall equal such actual out-of-pocket expenses. If the amount previously paid exceeds the amount of actual out-of-pocket expenses, the Representative shall promptly remit to the Company any such excess.

          4.7  Application of Net Proceeds.  The Company will apply the net
               ---------------------------
proceeds from the offering received by it in a manner consistent with the application described under the caption "Use of Proceeds" in the Prospectus. The Company hereby agrees that, except as so described, without the express prior written consent of the Representative the Company will not apply any net proceeds from the offering to pay (i) any debt for borrowed funds; or (ii) any obligations (including indebtedness, both principal and any interest thereon, for borrowed funds and unpaid salaries, fees or other compensation) owed to any Insider (excluding salaries or fees payable on a current basis to officers and directors in the ordinary course of the Company's business). Notwithstanding the foregoing, the Company shall have no obligation under this Agreement restricting the use of proceeds of the Offering after 180 days from the Effective Date.

          4.8  Delivery of Earnings Statements to Security Holders.  The Company
               ---------------------------------------------------
will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve (12) consecutive months beginning after the Effective Date.

          4.9  Stabilization.  Neither the Company, nor, to its knowledge, any
               -------------
of its employees, directors or stockholders has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          4.10 Sale of Securities.  The Company agrees not to permit or cause a
               ------------------
private or public sale or private or public offering of any of its securities (in any manner, including pursuant to Rule 144 under the Act) owned nominally or beneficially by the Insiders for the time period set forth in Section 2.24 following the Effective Date.

          4.11 Disclosure Controls and Procedures.  The Company has established
               ----------------------------------
and observes, and will continue to observe, those "disclosure controls and procedures," as defined in Rule 13a-15(e) under the Exchange Act, that are required by applicable law.

          4.12 Internal Control Over Financial Reporting.  The Company has
               -----------------------------------------
established and observes, and will continue to observe, "internal control over financial reporting," as defined in Rule 13a-15(f) under the Exchange Act, as required by applicable law.

          4.13 Publicity.  The Company agrees that, until the date that is 180
               ---------
days after the Effective Date, the Company shall not issue any press release or make any other public announcement, or otherwise communicate with the media, unless such press release, announcement or other communication is first reviewed and cleared by Davis Graham & Stubbs LLP ("DG&S"), counsel to the Company, and one day's prior written notice of such press release, announcement or communication is given to Flagstone.

          4.14 Right of First Refusal.  The Company agrees that until the first
               ----------------------
anniversary of the Closing Date, in the event that at any time or from time to time during such period the Company elects to sell equity securities through a public or private offering that utilizes a placement agent or underwriter, the Company shall in each such case deliver prompt written notice of such determination to Flagstone and offer to Flagstone the opportunity to act as underwriter or placement agent with respect to such offering. Within fifteen
(15) days after receipt of such notice, Flagstone shall provide written notice to the Company setting forth Flagstone's intention to act as underwriter or placement agent for such offering (the "Acceptance Notice"). The Acceptance Notice shall specify the fees Flagstone intends to charge for its services in such capacity, which shall be comparable to fees that would be charged by other registered broker-dealers for similar offerings. In the event that Flagstone does not deliver an Acceptance Notice to the Company within such fifteen (15) day period, or if Flagstone delivers written notice that it declines to act as underwriter or placement agent for such offering, then unless the parties otherwise agree, Flagstone shall have no further right to act as underwriter or placement agent with respect to such offering.

     5.   Conditions of the Underwriters' Obligations.  The obligations of the
          -------------------------------------------
several Underwriters to purchase and pay for the Shares, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company and the Selling Stockholders as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

          5.1  Regulatory Matters.
               ------------------

               5.1.1     Effectiveness of Registration Statement.  The
                         ---------------------------------------
Registration Statement has been declared effective on or prior to the date of this Agreement and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for such purpose shall have been instituted or shall be pending or, to the Company's knowledge, contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Davis & Gilbert LLP ("D&G"), counsel to the Underwriters.

               5.1.2     NASD Clearance.  By the Effective Date, the
                         --------------
Representative shall have received clearance from the NASD as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

               5.1.3     No Blue Sky Stop Orders.  No order suspending the sale
                         -----------------------
of the Shares in any jurisdiction designated by the Representative pursuant to
Section 4.3 hereof shall have been issued on or before either the Closing Date or the Option Closing Date, and no proceedings for that purpose shall have been instituted or, to the Company's knowledge, shall be contemplated.

          5.2  Company Counsel Matters.
               -----------------------

               5.2.1     Opinion of Company Counsel, Water Counsel and Delaware
                         ------------------------------------------------------
Counsel.  On the Closing Date, the Representative shall have received the
-------
favorable opinion from each of DG&S, Petrock & Fendel, P.C. ("Water Counsel"), and Richards, Layton & Finger, P.A. ("Delaware Counsel"), each dated the Closing Date, addressed to the Underwriters and in the forms attached hereto as Exhibits A, B and C, respectively.

               5.2.2     Option Closing Date Opinion of Company Counsel, Water
                         -----------------------------------------------------
Counsel and Delaware Counsel.  On the Option Closing Date, if any, the
----------------------------
Representative shall have received the opinions of DG&S, Water Counsel and Delaware Counsel, each dated the Option Closing Date, addressed to the Underwriters and in form and substance satisfactory to D&G, confirming as of the Option Closing Date the statements made by DG&S, Water Counsel and Delaware Counsel in their respective opinions delivered on the Closing Date.

               5.2.3     Reliance.  In rendering such opinions, such counsels
                         --------
may rely (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deem proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to D&G) of other counsel reasonably acceptable to D&G, familiar with the applicable laws, and (ii) as to matters of fact, to the extent they deem proper, on certificates of the officers of the Company and certificates or other written statements of officers of departments of various jurisdiction having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to D&G. Any opinion relied upon by the Company Counsel, Water Counsel or Delaware Counsel, and the opinions of Company Counsel, Water Counsel and Delaware Counsel, shall include statements to the effect that they may be relied upon by counsel for the Underwriters in its opinion delivered to the Underwriters.

          5.3  Cold Comfort Letter.  At the time this Agreement is executed, and
               -------------------
at each of the Closing Date and the Option Closing Date, if any, you shall have received a letter, addressed to the Underwriters and in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) to you and to D&G, from KPMG dated, respectively, as of the date of this Agreement and as of the Closing Date and the Option Closing Date, if any:

                         (i)    confirming that they are independent certified
public accountants with respect to the Company within the meaning of the Act and the applicable Regulations;

                         (ii)   stating that in their opinion the financial
statements and the financial statement schedules of the Company included in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the published Regulations thereunder;

                         (iii)  stating that, based on the performance of
procedures specified by the American Institute of Certified Public Accountants or, when promulgated and effective, the procedures specified by the PCAOB, for a review of the latest available unaudited interim financial statements of the Company (as described in Statement on Auditing Standards ("SAS") No. 71 -- "Interim Financial Information"), with an indication of the date of the latest available unaudited interim financial statements, a reading of the latest available minutes of the stockholders and board of directors and the various committees of the board of directors, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention that would lead them to believe that (a) the unaudited financial statements of the Company included or incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or any material modification should be made to the unaudited interim financial statements included in the Registration Statement for them to be in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement, (b) at a date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any change in the capital stock or long-term debt of the Company, or any decrease in the net current assets (working capital) or shareholders' equity of the Company as compared with amounts shown in the March 31, 2004 balance sheet included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any decrease, setting forth the amount of such decrease, and (c) during the period from March 31, 2004 to a specified date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any decrease in revenues, net earnings or net earnings per share, in each case as compared with the corresponding period in the preceding year and as compared with the corresponding period in the preceding quarter, other than as set forth in or contemplated by the Registration Statement, or, if there was any such decrease, setting forth the amount of such decrease;

                         (iv)   stating that they have compared specific dollar
amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, and work sheets, of the Company with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement; and

                         (v)    statements as to such other matters incident to
the transaction contemplated hereby as you may reasonably request.

          5.4  Officers' Certificates.
               ----------------------

               5.4.1     Officers' Certificate.  At each of the Closing Date and
                         ---------------------
the Option Closing Date, if any, the Representative shall have received a certificate, that is true and correct in fact, of the Company signed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that the Company has in all material respects performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date or the Option Closing Date, as the case may be, and that, as of the Closing Date or the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct. In addition, the Representative will have received such other and further certificates of officers of the Company as the Representative may reasonably request.

               5.4.2     Secretary's Certificate.  At each of the Closing Date
                         -----------------------
and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary of the Company, dated the Closing Date or the Option Date, as the case may be, respectively, certifying
(i) that the By-Laws and Certificate of Incorporation, as amended, of the Company are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) all correspondence between the Company or its counsel and the Commission, (iv) all correspondence between the Company or its counsel and NASDAQ concerning listing of the Shares on NASDAQ and (vi) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

          5.5  Selling Stockholders' Certificates.  All the representations and
               ----------------------------------
warranties of the Selling Stockholders contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date, and you shall have received a certificate to such effect, dated the Closing Date, from the Attorney-in-Fact for each of the Selling Stockholders.

          5.6  Selling Stockholders' Counsel Matters.
               -------------------------------------

               5.6.1     Opinions of Selling Stockholders' Counsel.  At the
                         -----------------------------------------
Closing Date you shall have received the opinions of counsel for the Selling Stockholders that collectively hold more than 1,934,754 of the total number of shares being offered by the Selling Stockholders, dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to D&G, substantially to the effect that: [Open]

                         (i)    Such Selling Stockholder has full legal right,
power and authority, and any approval required by law (other than any approval imposed by the applicable state securities and Blue Sky laws), to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided in this Agreement.

                         (ii)   Such Selling Stockholder has good and clear
title to the certificates for the Shares to be sold by such Selling Stockholder, and upon delivery thereof pursuant hereto and payment therefor, good and clear title will pass to the Underwriters, severally, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

                         (iii)  This Agreement has been duly and validly
authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of each Selling Stockholder.

                         (iv)   The power of attorney signed by such Selling
Stockholder appointing Mark W. Harding and Thomas P. Clark as such Selling Stockholder's attorney-in-fact, to the extent set forth therein with regard to the transactions contemplated hereby and by the Registration Statement, has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and is the valid and binding instrument of such Selling Stockholder enforceable in accordance with its terms, and pursuant to such power of attorney, such Selling Stockholder has authorized such attorney-in-fact to execute and deliver on such Selling Stockholder's behalf this Agreement and any other document necessary or desirable in connection with the transactions contemplated hereby and to deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

                         (v)    Where applicable, such Selling Stockholder has
been duly organized and is validly existing as a corporation or organization under its jurisdiction of incorporation or organization, as the case may be.

                         (vi)   The execution, delivery and performance of this
Agreement by such Selling Stockholder, compliance by such Selling Stockholders with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the Act, state securities laws or Blue Sky laws or except as such may have been obtained) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of such Selling Stockholder, if applicable, or any material agreement, indenture or other instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or property of such Selling Stockholder is bound, or violate or conflict with any laws, administrative regulation or ruling or court decree applicable to such Selling Stockholder or property of such Selling Stockholder.

               5.6.2     Reliance.  In rendering such opinions, such counsel may
                         --------
rely (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deem proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to D&G) of other counsel reasonably acceptable to D&G, familiar with the applicable laws, and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of departments of various jurisdiction having custody of documents respecting the corporate existence or good standing of one or more of the Stockholders, where applicable, provided that copies of any such statements or certificates shall be delivered to D&G. Any opinion relied upon by any counsel for the Selling Stockholders, and the opinions of counsel for the Selling Stockholders, shall include statements to the effect that they may be relied upon by counsel for the Underwriters in its opinion delivered to the Underwriters.


          5.7  Other Information.  Prior to the Closing Date the Company and the
               -----------------
Selling Stockholders shall have furnished to you such further information, certificates and documents as you may reasonably request. With respect to the Option Shares, prior to the Option Closing Date, the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.


          5.8  Opinion of Counsel for the Underwriters.  All proceedings taken
               ---------------------------------------
in connection with the authorization, issuance or sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to you and to D&G, counsel to the Underwriters, and you shall have received from such counsel a favorable opinion, dated the Closing Date and the Option Closing Date, if any, with respect to such of these proceedings as you may reasonably require. On or prior to the Effective Date, the Closing Date and the Option Closing Date, as the case may be, counsel for the Underwriters shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this
Section 5.9, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

          If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to D&G pursuant to this Section 5 shall not be in all material respects reasonably satisfactory in form and substance to you and to D&G, all obligations of the Underwriters hereunder may be cancelled by you at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Option Shares may be canceled by you at, or at any time prior to, the Option Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, facsimile, confirmed in writing.

     6.   Indemnification.
          ---------------

          6.1  Indemnification of the Underwriter.
               ----------------------------------

               6.1.1     General.
                         -------

                         (a)  Subject to the conditions set forth below, the
Company agrees to indemnify and hold harmless each of the Underwriters, their respective directors, officers, agents and employees and each person, if any, who controls any such Underwriter ("controlling person") within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, or any claims whatsoever, commenced or threatened, whether arising out of any action between any of the Underwriters and the Company or between any of the Underwriters and any third party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), arising out of or based upon any untrue statement or alleged untrue statement of a material fact (i) contained in any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented, and including any information deemed to be a part thereto pursuant to Rule 430A or Rule 434 of the Regulations); (ii) contained in any post-effective amendment or amendments to the Registration Statement; (iii) contained in any application or other document or written communication (in this Section 6 collectively called "application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission, any state securities commission or agency, the NASD (including NASDAQ and NASD Regulation, Inc.) or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in strict conformity with, written information furnished to the Company with respect to an Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereof, or in any application, as the case may be. The Company agrees to notify the Representative promptly of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale of the Shares or in connection with the Registration Statement or Prospectus.


                         (b)  Subject to the conditions set forth below, each of
the Selling Stockholders severally, but not jointly, agree to indemnify and hold harmless each of the Underwriters, their respective directors, officers, agents and employees and each person, if any, who controls any such Underwriter ("controlling person") within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, or any claims whatsoever, commenced or threatened, whether arising out of any action between any of the Underwriters and the Company or between any of the Underwriters and any third party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), arising out of or based upon any untrue statement or alleged untrue statement of a material fact provided by such Selling Stockholder (i) contained in any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented, and including any information deemed to be a part thereto pursuant to Rule 430A or Rule 434 of the Regulations); (ii) contained in any post-effective amendment or amendments to the Registration Statement; (iii) contained in any application or other document or written communication (in this Section 6 collectively called "application") executed by such Selling Stockholder or based upon written information furnished by such Selling Stockholder in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission, any state securities commission or agency, the NASD (including NASDAQ and NASD Regulation, Inc.) or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in strict conformity with, written information furnished to such Selling Stockholder with respect to an Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereof, or in any application, as the case may be. Notwithstanding the foregoing, each Selling Stockholder shall be liable hereunder in any case only to the extent of the total net proceeds received by such Selling Stockholder from the sale of the Shares sold by such Selling Stockholder.

               6.1.2     Procedure.  If any action is brought against an
                         ---------
Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to Section 6.1.1, such Underwriter shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel, which counsel must be reasonably satisfactory to the Underwriter, and payment of actual expenses. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the fees and expenses of not more than one additional firm of attorneys selected by the Underwriter and/or controlling person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if the Underwriter or controlling person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

          6.2  Indemnification of the Company and the Selling Stockholders.
               -----------------------------------------------------------
Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, the Selling Stockholders and each other person, if any, who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the foregoing indemnities from the Company and the Selling Stockholders to the several Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any application in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of the Underwriter expressly for use in such Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any such application. The Company and the Selling Stockholders acknowledge that the statements with respect to the public offering of the Firm Securities and the Option Securities set forth under the heading "Plan of Distribution" in the Prospectus have been furnished by the Underwriters expressly for use therein and constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Registration Statement or Prospectus or any amendment thereof or supplement thereto. In case any action shall be brought against the Company or any Selling Stockholder based on any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company and the Selling Stockholders, and the Company and the Selling Stockholders shall have the rights and duties given to the several Underwriters, by the provisions of
Section 6.1.2.

          6.3  Contribution.  In order to provide for contribution in
               ------------
circumstances in which the indemnification provided for in this Section 6, if otherwise available in accordance with its terms, is for any reason (a) held to be unavailable from any indemnifying party or (b) is insufficient to hold harmless a party indemnified thereunder, the Company, the Selling Stockholders and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company or the Selling Stockholders any contribution received by the Company or the Selling Stockholders from persons, other than insurers and the Underwriters, who may also be liable under the securities laws for contribution, including persons who control the Company or any Selling Stockholder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company, the Selling Stockholders and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company, each Selling Stockholder and the Underwriters from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 6.1.2 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, the Selling Stockholders and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, each Selling Stockholder and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, on the one hand, and each Selling Stockholder, on the other hand, and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, each Selling Stockholder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, each Selling Stockholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6.3 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 6.3, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 6.3 and the preceding sentence, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 6.3, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 6.3. Any party seeking contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 6.3 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld. The liability of each Selling Stockholder under this Section 6.3 shall be limited to an amount equal to the total net proceeds from the Underwriters for the Shares sold by each such Selling Stockholder to the Underwriters.

     7.   Default by an Underwriter.
          -------------------------

          7.1  Default Not Exceeding 10% of Shares. If any Underwriter or
               -----------------------------------
Underwriters shall default in its or their obligations to purchase the Firm Shares, or the Option Shares if exercised, hereunder, and if the number of Firm Shares or Option Shares with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Shares or Option Shares that all Underwriters have agreed to purchase hereunder, then such Firm Shares or Option Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

          7.2  Default Exceeding 10% of Firm Shares or Option Shares. In the
               -----------------------------------------------------
event that such default relates to more than 10% of the Firm Shares or Option Shares, you may in your discretion arrange for yourself or for another party or parties to purchase such Firm Shares or

Option Shares to which such default relates on the terms contained herein. If within one business day after such default relating to more than 10% of Firm Shares or Option Shares you do not arrange for the purchase of such Firm Shares or Option Shares, then the Company shall be entitled to a further period of one business day within which to procure another party or parties satisfactory to you to purchase said Firm Shares or Option Shares on such terms. In the event that neither you nor the Company arrange for the purchase of Firm Shares or Option Shares to which a default relates as provided in this Section 7, this Agreement may be terminated by you or the Company without liability on the part of the Company (except as provided in Sections 4.6 and 6 hereof) or the several Underwriters (except as provided below, with respect to the defaulting Underwriter, and in Section 6 hereof); provided, however, that if such default occurs with respect to the Option Shares this Agreement will not terminate as to the Firm Shares; and provided further that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

          7.3  Postponement of Closing Date. In the event that the Firm Shares
               ----------------------------
or Option Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents or arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or the Prospectus that in the opinion of counsel for the Underwriters may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 7 with like effect as if it had originally been a party to this Agreement with respect to such Shares.

     8.   Representations and Agreements to Survive Delivery.  Except as the
          --------------------------------------------------
context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Dates and such representations, warranties and agreements of the Underwriters, Selling Stockholders and Company, including the indemnity and contribution agreements contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, Selling Stockholder, the Company or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Shares to the several Underwriters until the earlier of the expiration of any applicable statute of limitations and the seventh anniversary of the later of the Closing Date or the Option Closing Date, if any, at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

     9.   Effective Date of This Agreement and Termination Thereof.
          --------------------------------------------------------

          9.1  Effective Date.  This Agreement shall become effective when
               --------------
executed by all parties.

          9.2  Termination.  You shall have the right to terminate this
               -----------
Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the American Stock Exchange, on NASDAQ National or SmallCap Market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required on the over-the-counter market by the NASD or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States involvement in war or major hostilities escalates materially or if a material disruption of trading caused by a terrorist incident or a series of such incidents shall have occurred in the United States, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared that materially and adversely impacts the United States securities market, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage, terrorism or other calamity or malicious act that, whether or not such loss shall have been insured, or (vii) if there occurs a material adverse change in general market conditions, in each case that will, in your opinion, make it impracticable or inadvisable to proceed with the offering, sale and/or delivery of the Shares or to enforce contracts made by the underwriters for the sale of the Shares.

          9.3  Expenses.  In the event that this Agreement shall not be carried
               --------
out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms hereof, the obligations of the Company to pay the expenses related to the transactions contemplated herein shall be governed by Section 4.6 hereof.

          9.4  Indemnification.  Notwithstanding any contrary provision
               ---------------
contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 6 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

     10.  Miscellaneous.
          -------------

          10.1 Notices.  All communications hereunder, except as herein
               -------
otherwise specifically provided, shall be in writing and shall be mailed, delivered or facsimiled and confirmed.

          If to the Representative:

               Flagstone Securities
               347 West 57th Street
               34th Floor
               New York, New York  10019
               Attention:  Philip G. Putnam
               Facsimile:  (212) 262-0989

          Copy to:

               Davis & Gilbert LLP
               1740 Broadway
               New York, New York 10019
               Attention:  Ralph W. Norton, Esq.
               Facsimile:  (212) 468-4888

          If to the Company:

               PureCycle Corporation
               8451 Delaware Street
               Thornton, Colorado  80260
               Attention:  Mark Harding, President
               Facsimile:  (303) 292-3475

          Copy to:

               Davis Graham & Stubbs LLP
               Suite 500
               1550 Seventeenth Street
               Denver, Colorado  80202
               Attention:  Wanda Abel, Esq.
               Facsimile:  (303) 893-1379

          If to a Selling Stockholder, to the address specified in the Selling Stockholder Documents.

          10.2 Headings.  The headings contained herein are for the sole purpose
               --------
of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

          10.3 Amendment.  This Agreement may be amended only by a written
               ---------
instrument executed by each of the parties hereto.

          10.4 Entire Agreement.  This Agreement (together with the other
               ----------------
agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

          10.5 Binding Effect.  This Agreement shall inure solely to the benefit
               --------------
of and shall be binding upon, the Representative, the Underwriters, the Company, each Selling Stockholder and the controlling persons, directors and officers referred to in Section 6 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

          10.6 Failure of One or More of the Selling Stockholders to Sell and
               --------------------------------------------------------------
Deliver Shares.  If one or more of the Selling Stockholders shall fail to sell
  ------------
and deliver to the Underwriters the Shares to be sold and delivered by such Selling Stockholders at the Closing Date pursuant to this Agreement, the Company hereby agrees, at the option of the Underwriters, to sell and deliver to the Underwriters any or all of the Shares (the "Company Reallocation") not sold and delivered by such Selling Stockholders. The Underwriters shall determine the allocation of Shares sold in connection with the Company Reallocation. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Stockholders pursuant to this Agreement at the Closing Date, then the Underwriters shall have the right, by written notice from the Representatives to the Company and the Selling Stockholders, to postpone the Closing Date, but in no event for longer than three Business Days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

          10.7 Governing Law.  This Agreement shall be governed by and construed
               -------------
and enforced in accordance with the law of the State of Delaware, without giving effect to principles of conflicts of law.

          10.8 Execution in Counterparts.  This Agreement may be executed in one
               -------------------------
or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

          10.9 Waiver, Etc.  The failure of any of the parties hereto at any
               -----------
time to enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any provision hereof or the right of any of the parties hereto thereafter to enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

          If the foregoing correctly sets forth the understanding among the Underwriters, the Company and the Selling Stockholders, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.


                              Very truly yours,

                              PURE CYCLE CORPORATION


                              By:
                                  ---------------------------
                              Name:  Mark Harding
                              Title: President


                              SELLING STOCKHOLDERS LISTED ON SCHEDULE II


                              By:
                                  ---------------------------
                                  Attorney-in-Fact for the Selling
                                  Stockholders listed on Schedule II hereto

Accepted as of the date first
above written.

New York, New York

FLAGSTONE SECURITIES


By:
   --------------------------
Name: Philip G. Putnam
Title: Managing Director

                                                                      SCHEDULE I

                             PURE CYCLE CORPORATION

                        3,205,367 SHARES OF COMMON STOCK


                                                           Number of Firm Shares
         Underwriter                                          to be Purchased
         -----------                                          ---------------
Flagstone Securities




                                                           ---------------------
                                                                  3,205,367

                                                                     SCHEDULE II

                           -     SELLING STOCKHOLDERS


                                                                Number of Firm
Name                                                           Shares to be Sold
------------------------------------------                     -----------------
Inco Securities Corporation                                              470,000

Landmark Water Partners, L.P.                                            136,573

Alan C. Stormo                                                            18,000

D.W.Pettyjohn                                                              7,500

Beverly A. Beardslee                                                      18,000

Robert Douglas Beardslee                                                   9,000

Bradley Kent Beardslee                                                     9,000

Fayyaz & Company, Inc.                                                    30,000

International Properties, Inc.                                            60,000

Apex Investment Fund II, L.P.                                            484,210

Environmental Venture Fund                                               178,276
Liquidating Trust

The Productivity Fund II, L.P.                                           135,717

Landmark Water Partners II, L.P.                                          38,533

Proactive Partners, L.P.                                                  80,124

Environmental Private Equity Fund II, L.P.                               201,797

Gregory M. Morey                                                          16,024

Don Fogel                                                                 16,024

George Middlemas                                                         100,000

Margaret S. Hansson                                                      200,000

Susan Byrom Evans                                                         26,667

Carol Byrom Conrad                                                        26,700

Fletcher L.Byrom, Jr.                                                     22,222

Thomas P. Clark                                                          100,000

Mark W. Harding                                                          121,000
                                                               -----------------

                                                                       2,505,367


                                TABLE OF CONTENTS


                                                                        PAGE

1.  Purchase and Sale of Securities.   . . . . . . . . . . . . . . . . .   1
      1.1  Firm Securities.  . . . . . . . . . . . . . . . . . . . . . .   1
            1.1.1  Purchase of Firm Securities . . . . . . . . . . . . .   1
            1.1.2  Delivery and Payment. . . . . . . . . . . . . . . . .   2
      1.2  Over-Allotment Option.  . . . . . . . . . . . . . . . . . . .   2
            1.2.1  Option Shares   . . . . . . . . . . . . . . . . . . .   2
            1.2.2  Exercise of Option  . . . . . . . . . . . . . . . . .   2
            1.2.3  Payment and Delivery  . . . . . . . . . . . . . . . .   3
2.  Representations and Warranties of the Company  . . . . . . . . . . .   3
      2.1  Filing of Registration Statement  . . . . . . . . . . . . . .   3
      2.2  No Stop Orders, Etc   . . . . . . . . . . . . . . . . . . . .   4
      2.3  Disclosures in Registration Statement . . . . . . . . . . . .   4
            2.3.1  Securities Act Representation . . . . . . . . . . . .   4
            2.3.2  Disclosure of Contracts . . . . . . . . . . . . . . .   4
            2.3.3  Prior Securities Transactions . . . . . . . . . . . .   5
      2.4  Changes After Dates in Registration Statement . . . . . . . .   5
            2.4.1  No Material Adverse Change  . . . . . . . . . . . . .   5
            2.4.2  Recent Securities Transactions, Etc . . . . . . . . .   5
      2.5  Independent Accountants . . . . . . . . . . . . . . . . . . .   5
      2.6  Financial Statements  . . . . . . . . . . . . . . . . . . . .   5
      2.7  Authorized Capital; Options; Etc  . . . . . . . . . . . . . .   6
      2.8  Valid Issuance of Securities; Etc.  . . . . . . . . . . . . .   6
            2.8.1  Outstanding Securities  . . . . . . . . . . . . . . .   6
            2.8.2  Shares Sold Pursuant to this Agreement  . . . . . . .   7
      2.9  Registration and Anti-Dilution Rights of Third Parties  . . .   7
      2.10 Validity and Binding Effect of Agreements . . . . . . . . . .   7
      2.11 No Conflicts, Etc . . . . . . . . . . . . . . . . . . . . . .   7
      2.12 No Defaults; Violations . . . . . . . . . . . . . . . . . . .   8
      2.13 Corporate Power; Licenses; Consents.  . . . . . . . . . . . .   8
            2.13.1  Conduct of Business  . . . . . . . . . . . . . . . .   8
            2.13.2  Transactions Contemplated Herein . . . . . . . . . .   8
      2.14 Title to Property; Insurance  . . . . . . . . . . . . . . . .   8
      2.15 Litigation; Governmental Proceedings  . . . . . . . . . . . .   9
      2.16 Good Standing . . . . . . . . . . . . . . . . . . . . . . . .   9
      2.17 Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
      2.18 Transactions Affecting Disclosure to NASD . . . . . . . . . .  10
            2.18.1  Finder's Fees  . . . . . . . . . . . . . . . . . . .  10
            2.18.2  Payments Within 12 Months  . . . . . . . . . . . . .  10
            2.18.3  Use of Proceeds  . . . . . . . . . . . . . . . . . .  10
            2.18.4  Insiders' NASD Affiliation . . . . . . . . . . . . .  10
      2.19 Foreign Corrupt Practices Act . . . . . . . . . . . . . . . .  10
      2.20 NASDAQ Eligibility  . . . . . . . . . . . . . . . . . . . . .  11
      2.21 Intangibles . . . . . . . . . . . . . . . . . . . . . . . . .  11
      2.22 Relations With Employees. . . . . . . . . . . . . . . . . . .  11
            2.22.1  Employee Matters . . . . . . . . . . . . . . . . . .  11


                                        i

            2.22.2  Employee Benefit Plans . . . . . . . . . . . . . . .  12
      2.23 Officers' Certificate . . . . . . . . . . . . . . . . . . . .  12
      2.24 Lock-Up Agreements  . . . . . . . . . . . . . . . . . . . . .  12
      2.25 Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . .  12
      2.26 Environmental Matters . . . . . . . . . . . . . . . . . . . .  12
      2.27 Product Liability Insurance . . . . . . . . . . . . . . . . .  12
      2.28 Company Not an Investment Company . . . . . . . . . . . . . .  12
      2.29 Related Party Transactions  . . . . . . . . . . . . . . . . .  13
3.  Representations and Warranties of the Selling Stockholders . . . . .  13
      3.1  Validity and Binding Effect of Underwriting Agreement . . . .  13
      3.2  Custody Agreement and Power of Attorney . . . . . . . . . . .  13
      3.3  Share Sold Pursuant to this Agreement . . . . . . . . . . . .  14
      3.4  Transactions Contemplated Herein  . . . . . . . . . . . . . .  14
      3.5  Registration Rights . . . . . . . . . . . . . . . . . . . . .  14
      3.6  Preemptive and Other Rights . . . . . . . . . . . . . . . . .  14
      3.7  Selling Stockholder Information . . . . . . . . . . . . . . .  14
      3.8  Stabilization . . . . . . . . . . . . . . . . . . . . . . . .  15
      3.9  NASD  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
      3.10 Notification of Changes . . . . . . . . . . . . . . . . . . .  15
      3.11 Organization  . . . . . . . . . . . . . . . . . . . . . . . .  15
      3.12 Certificates  . . . . . . . . . . . . . . . . . . . . . . . .  15
4.  Covenants of the Company . . . . . . . . . . . . . . . . . . . . . .  15
      4.1  Amendments to Registration Statement  . . . . . . . . . . . .  15
      4.2  Federal Securities Laws . . . . . . . . . . . . . . . . . . .  15
            4.2.1  Compliance  . . . . . . . . . . . . . . . . . . . . .  15
            4.2.2  Filing of Final Prospectus  . . . . . . . . . . . . .  16
            4.2.3  Exchange Act Registration . . . . . . . . . . . . . .  16
      4.3  Blue Sky Filings  . . . . . . . . . . . . . . . . . . . . . .  16
      4.4  Delivery to the Underwriters of Prospectuses  . . . . . . . .  16
      4.5  Events Requiring Notice to the Representative  . . . . . . .   16
            4.5.1  NASDAQ Maintenance  . . . . . . . . . . . . . . . . .  17
      4.6  Payment of Expenses . . . . . . . . . . . . . . . . . . . . .  17
            4.6.1  General Expenses  . . . . . . . . . . . . . . . . . .  17
            4.6.2  Non-Accountable Expenses  . . . . . . . . . . . . . .  17
      4.7  Application of Net Proceeds . . . . . . . . . . . . . . . . .  18
      4.8  Delivery of Earnings Statements to Security Holders . . . . .  18
      4.9  Stabilization . . . . . . . . . . . . . . . . . . . . . . . .  18
      4.10 Sale of Securities  . . . . . . . . . . . . . . . . . . . . .  18
      4.11 Disclosure Controls and Procedures  . . . . . . . . . . . . .  18
      4.12 Internal Control Over Financial Reporting . . . . . . . . . .  19
      4.13 Publicity . . . . . . . . . . . . . . . . . . . . . . . . . .  19
      4.14 Right of First Refusal  . . . . . . . . . . . . . . . . . . .  19
5.  Conditions of the Underwriters' Obligations  . . . . . . . . . . . .  19
      5.1  Regulatory Matters  . . . . . . . . . . . . . . . . . . . . .  19
            5.1.1  Effectiveness of Registration Statement . . . . . . .  19
            5.1.2  NASD Clearance  . . . . . . . . . . . . . . . . . . .  20
            5.1.3  No Blue Sky Stop Orders . . . . . . . . . . . . . . .  20


                                       ii

      5.2  Company Counsel Matters . . . . . . . . . . . . . . . . . . .  20
            5.2.1  Opinion of Company Counsel, Water Counsel and
                   Delaware Counsel  . . . . . . . . . . . . . . . . . .  20
            5.2.2  Option Closing Date Opinion of Company Counsel,
                   Water Counsel and Delaware Counsel  . . . . . . . . .  20
            5.2.3  Reliance  . . . . . . . . . . . . . . . . . . . . . .  20
      5.3  Cold Comfort Letter . . . . . . . . . . . . . . . . . . . . .  20
      5.4  Officers' Certificates. . . . . . . . . . . . . . . . . . . .  22
            5.4.1  Officers' Certificate . . . . . . . . . . . . . . . .  22
            5.4.2  Secretary's Certificate . . . . . . . . . . . . . . .  22
      5.5 Selling Stockholders' Certificates . . . . . . . . . . . . . .  22
      5.6 Selling Stockholders' Counsel Matters  . . . . . . . . . . . .  22
            5.6.1  Opinions of Selling Stockholders' Counsel . . . . . .  22
            5.6.2  Reliance  . . . . . . . . . . . . . . . . . . . . . .  23
      5.7  Other Information . . . . . . . . . . . . . . . . . . . . . .  24
      5.8  Opinion of Counsel for the Underwriters . . . . . . . . . . .  24
6.  Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . .  24
      6.1  Indemnification of the Underwriter  . . . . . . . . . . . . .  24
            6.1.1  General.  . . . . . . . . . . . . . . . . . . . . . .  24
            6.1.2  Procedure.  . . . . . . . . . . . . . . . . . . . . .  26
      6.2  Indemnification of the Company and the Selling Stockholders .  26
      6.3  Contribution. . . . . . . . . . . . . . . . . . . . . . . . .  27
7.  Default by an Underwriter. . . . . . . . . . . . . . . . . . . . . .  28
      7.1  Default Not Exceeding 10% of Shares . . . . . . . . . . . . .  28
      7.2  Default Exceeding 10% of Firm Shares or Option Shares . . . .  28
      7.3  Postponement of Closing Date  . . . . . . . . . . . . . . . .  29
8.  Representations and Agreements to Survive Delivery . . . . . . . . .  29
9.  Effective Date of This Agreement and Termination Thereof.  . . . . .  29
      9.1  Effective Date. . . . . . . . . . . . . . . . . . . . . . . .  29
      9.2  Termination . . . . . . . . . . . . . . . . . . . . . . . . .  29
      9.3  Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . .  30
      9.4  Indemnification . . . . . . . . . . . . . . . . . . . . . . .  30
10.  Miscellaneous.  . . . . . . . . . . . . . . . . . . . . . . . . . .  30
      10.1 Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
      10.2 Headings  . . . . . . . . . . . . . . . . . . . . . . . . . .  31
      10.3 Amendment . . . . . . . . . . . . . . . . . . . . . . . . . .  31
      10.4 Entire Agreement  . . . . . . . . . . . . . . . . . . . . . .  31
      10.5 Binding Effect  . . . . . . . . . . . . . . . . . . . . . . .  32
      10.6 Failure of One or More of the Selling Stockholders to Sell
           and Deliver Shares  . . . . . . . . . . . . . . . . . . . . .  32
      10.7 Governing Law . . . . . . . . . . . . . . . . . . . . . . . .  32
      10.8 Execution in Counterparts . . . . . . . . . . . . . . . . . .  32
      10.9 Waiver, Etc.  . . . . . . . . . . . . . . . . . . . . . . . .  32

                              INDEX OF DEFINITIONS


A

Acceptance Notice  . . . . . . . . . . . . . . . . . . . . . . . . .      19
Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3
application  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25, 26
Attorney-in-Fact . . . . . . . . . . . . . . . . . . . . . . . . . .      13

B

Business Day . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2

C

Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2
Commission . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3
Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
Company Reallocation . . . . . . . . . . . . . . . . . . . . . . . .      32
controlling person . . . . . . . . . . . . . . . . . . . . . . . . .  24, 25
Custodian  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13
Custody Agreement  . . . . . . . . . . . . . . . . . . . . . . . . .      13

D

D&G  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      19
DG&S . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19, 20

E

Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . .       2
employee pension benefit plan  . . . . . . . . . . . . . . . . . . .      12
employee welfare benefit plan  . . . . . . . . . . . . . . . . . . .      12
ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12
ERISA Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12
Exchange Act . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5

F

Filing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      10
Firm Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
Flagstone  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1

I

Insiders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12
Intangibles  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11
Investment Company Act . . . . . . . . . . . . . . . . . . . . . . .      12


                                       iv

K

KPMG . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5

L

Lock-up Period . . . . . . . . . . . . . . . . . . . . . . . . . . .      12

M

Material Adverse Effect  . . . . . . . . . . . . . . . . . . . . . .       8
multi-employer plan  . . . . . . . . . . . . . . . . . . . . . . . .      12

N

NASD . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      10
NASDAQ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11

O

Option Closing Date  . . . . . . . . . . . . . . . . . . . . . . . .       3
Option Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
Over-allotment Option  . . . . . . . . . . . . . . . . . . . . . . .       2

P

PCAOB  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5
Power of Attorney  . . . . . . . . . . . . . . . . . . . . . . . . .      13
Preliminary Blue Sky Memorandum  . . . . . . . . . . . . . . . . . .      17
Preliminary Prospectus . . . . . . . . . . . . . . . . . . . . . . .       3
Prospectus . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4

R

Registration Statement . . . . . . . . . . . . . . . . . . . . . . .       3
Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3
Representative . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
returns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       9

S

SAS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      21
Selling Stockholder Documents  . . . . . . . . . . . . . . . . . . .      15
Selling Stockholders . . . . . . . . . . . . . . . . . . . . . . . .       1
Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1

T

taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       9

U

Underwriter  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      29
Underwriters . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1


                                        2

W

Water Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . .      20

Y

you  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1